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                                                                      EXHIBIT 12

                         PRINCIPAL FINANCIAL GROUP, INC.
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

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
                                                 FOR THE
                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,                 FOR THE YEAR ENDED DECEMBER 31,
                                           -------------------   ----------------------------------------------------
                                             2005       2004       2004       2003       2002       2001       2000
                                           --------   --------   --------   --------   --------   --------   --------
                                                                        ($ IN MILLIONS)

1.  Income from continuing operations
        before income taxes                $  848.9   $  604.7   $  879.1   $  820.3   $  371.5   $  249.9   $  751.1

2.  Interest expense                           51.3       81.2       96.9      120.3      108.9       94.8      116.8

3.  Interest factor of rental expense           3.4        3.5        4.6        4.8        8.0        9.4       15.1

4.  Undistributed income from equity
        investees                             (26.1)     (14.6)     (19.4)     (18.3)       4.3      (17.4)     (27.1)
                                           --------   --------   --------   --------   --------   --------   --------
5.  Earnings before interest credited on
        investment products                   877.5      674.8      961.2      927.1      492.7      336.7      855.9

6.  Interest credited on investment
        products                              619.0      559.1      763.7      735.7      743.4      773.1      723.5
                                           --------   --------   --------   --------   --------   --------   --------
7.  Earnings                               $1,496.5   $1,233.9   $1,724.9   $1,662.8   $1,236.1   $1,109.8   $1,579.4
                                           ========   ========   ========   ========   ========   ========   ========

8.  Interest expense                       $   51.3   $   81.2   $   96.9   $  120.3   $  108.9   $   94.8   $  116.8

9.  Interest factor of rental expense           3.4        3.5        4.6        4.8        8.0        9.4       15.1

10. Preferred stock dividends by
        registrant                              9.4         --         --         --         --         --         --

11. Preferred stock dividend requirements
        of majority-owned subsidiaries
        (non-intercompany)                       --         --         --        1.2        0.4         --         --
                                           --------   --------   --------   --------   --------   --------   --------
12. Fixed charges before interest
        credited on investment products        64.1       84.7      101.5      126.3      117.3      104.2      131.9

13. Interest credited on investment
        products                              619.0      559.1      763.7      735.7      743.4      773.1      723.5
                                           --------   --------   --------   --------   --------   --------   --------
14. Fixed charges                          $  683.1   $  643.8   $  865.2   $  862.0   $  860.7   $  877.3   $  855.4
                                           ========   ========   ========   ========   ========   ========   ========

15. Ratio of earnings to fixed charges
        before interest credited on
        investment products (Line item
        5/Line item 12)                        13.7        8.0        9.5        7.3        4.2        3.2        6.5

16. Ratio of earnings to fixed charges
        (Line item 7/Line item 14)              2.2        1.9        2.0        1.9        1.4        1.3        1.8
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